# West Virginia Jobs Investment Trust Board

June 18, 2012

Steve Turner, CEO
Protea Biosciences Group, Inc.
955 Hartman Run Rd.
Morgantown, WV 26507

RE: April 18, 2012 Protea Biosciences Group, Inc. 10% Convertible Debenture in the principal amount of $400,000 payable to West Virginia Jobs Investment Trust Board ("the Convertible Debenture")

MATURITY DATE EXTENSION

Dear Steve:

Regarding the recent discussions between Protea Biosciences Group, Inc. ("Protea") and West Virginia Jobs Investment Trust Board ("WVJITB"), this letter is written to document the Protea/WVJITB agreement modifying the Convertible Debenture as follows – the Maturity Date (as defined in the Convertible Debenture) shall be October 15, 2012, not July 17, 2012, as originally documented. As amended hereby, the Convertible Debenture is in full force and effect. Please acknowledge Protea's agreement with this modification by signing and returning a copy of this letter to the undersigned.

Best regards,

WEST VIRGINIA JOBS INVESTMENT TRUST BOARD

C. Andrew Zulauf

By: C. Andrew Zulauf, Executive Director

*Acknowledging its agreement to the above-stated modification:*

Protea Biosciences Group, Inc.

By: Stephen Turner

Its: President

1012 Kanawha Blvd. E. 5th Floor - Charleston, West Virginia 25301
Phone (304) 345-6200 - Fax (304) 345-6262